As filed with the Securities and Exchange Commission on May 8, 2018
Registration No. 333-201842

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

Post-Effective Amendment No. 9
to
FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
____________________

Resource Income Opportunity REIT, Inc.
(Exact name of registrant as specified in its charter)
____________________

1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
(215) 231-7050
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
____________________

Alan F. Feldman
Chief Executive Officer
Resource Income Opportunity REIT, Inc.
1845 Walnut Street, 18th Floor
Philadelphia, Pennsylvania 19103
(215) 231-7050
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:
Rosemarie A. Thurston
Jason W. Goode
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000
____________________

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.
If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐
Emerging Growth Company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒
____________________

The Registrant hereby amends this registration statement, effective as of such date as the Securities and Exchange Commission may determine pursuant to Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF UNSOLD SHARES

This Post-Effective Amendment No. 9 relates to the Registration Statement on S-11 (File No. 333-201842) (the “Registration Statement”). Pursuant to the Registration Statement, Resource Income Opportunity REIT, Inc. (the “Company”) registered $1.1 billion in shares of common stock, par value $0.01 per share, to be sold pursuant to a public primary offering and a distribution reinvestment plan. The Company terminated the offering of shares of common stock on May 7, 2018. As of that date, the Company had sold $5.1 million shares of common stock pursuant to the Registration Statement. In connection with the termination of the offering of shares of its common stock, the Company hereby deregisters the remaining $1.095 billion in shares of common stock which remain unsold as of the date of this filing.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 8th day of May, 2018.

Resource Income Opportunity REIT, Inc.
By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Alan F. Feldman	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2018
Alan F. Feldman

/s/ Steven R. Saltzman	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	May 8, 2018
Steven R. Saltzman

*	Director	May 8, 2018
David K. Blatt

*	Director	May 8, 2018
Andrew Ceitlin

*	Director	May 8, 2018
Robert C. Lieber

*	Director	May 8, 2018
Eric Mallory

*	Director	May 8, 2018
Harvey G. Magarick

*By:	/s/ Alan F. Feldman
Alan F. Feldman, as attorney-in-fact